SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (D) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): July 7, 2004

Life Partners Holdings, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 Woodhew, Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:     (254) 751-7797

Item 5. Other Events.
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On July 7, 2004, Life Partners Holdings, Inc revised its prior earnings release upward for first quarter ended May 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: July 7, 2004	By:	/s/ Dana Yarbrough

EXHIBIT INDEX

    Exhibit 99.1 Press Release dated July 7,  2004

Exhibit 99.1
Page 1 of 1 Page

LIFE PARTNERS HOLDINGS, INC. REVISES EARNINGS RELEASE UPWARD FOR FIRST QUARTER ENDED MAY 31, 2004

Waco, Texas -- (Business Wire) - July 7, 2004- LIFE PARTNERS HOLDINGS, INC. (NASDAQ: LPHI) today announced it would revise and increase its previously announced net income for the quarter ended May 31, 2004 from just under $900,000 or $0.09 per share to slightly over $940,000 or $0.10 per share.
This revision reflects an accounting adjustment due to an over accrual for taxes. Revenues for the company remained unchanged at $5,249,000.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings,  backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:
Life Partners Holdings, Inc., Waco
Dana Yarbrough, 800-368-5569
e-mail: dyarbrough@lifepartnersinc.com